Notice to Contract Owner

                     Important! Please respond immediately.

June 2000

Dear Distinct Assets Contract Owner:

The Board of Directors of the Lexington Emerging Markets Fund has called a special meeting of shareholders of the funds to be held on July 21,2000, for the purposes described in the enclosed Proxy Statement.

The Lexington Emerging Markets Fund is available under the Distinct Assets Variable Annuity. As a shareholder in the Fund, Transamerica Occidental Life Insurance Company will vote its shares at this meeting. As a Contract Owner with amounts allocated to the Lexington Emerging Markets Fund sub-account as of May 23, 2000, the record date, you have the right to instruct Transamerica how to vote. Transamerica will vote all its shares in accordance with the instructions it receives. This mailing is to solicit these instructions from you.

Enclosed are:

1. An instruction form that you should use to instruct Transamerica how to vote the Fund shares it holds.

2. The proxy solicitation materials from the Fund. Review these to learn more about the meeting and the proposals which will be voted on.

3.       A postage paid envelope to return your Instruction Form.

Please mark your instructions on the Instruction Form, sign, date, and return it in the enclosed envelope.

Thank you,



Sandy Brown

Vice President

Transamerica Occidental Life Insurance Company

Please fold and detach  card at  perforation  before  mailing

     Please vote by filling in the appropriate boxes below.

Vote On Directors

                                                                                 FOR      WITHHOLD    FOR ALL
                                                                                ALL       ALL          EXCEPT
1. To elect  Directors  for a term of office to commence upon the completion of the acquisition described in the accompanying proxy statement.

01)  Al Burton          05)Walter H. May        09)Robert W. Stallings
02) Paul S. Doherty     06) Jock  Patton        10) John G. Truner
03) Robert B. Goode     07) David W. C. Putnam  11)David W. Wallace
04) Alan L. Gosule      08)John R. Smith

To withhold authority to vote, mark the "For All Except" and write the nominee(s) number on the line below.

                                                                                FOR       AGAINST        ABSTAIN
Vote On Proposals
2. To approve a new  Investment  Management
Agreement between the Fund and Pilgrim Investments, Inc. to take effect upon the completion of the proposed acquisition of Lexington Global Asset Managers,  Inc.
by ReliaStar Financial Corp.

                                                                                FOR       AGAINST        ABSTAIN
3. To approve a new Investment Management Agreement
between  the  Fund  and  Pilgrim  Investments,  Inc.  to take  effect  upon  the completion of the proposed acquisition of ReliaStar Financial Corp. by ING Groep
N.V.

                                                                                FOR       AGAINST        ABSTAIN
5.  To ratify  the  selection  of KPMG LLP as the  Fund's  independent  public accountants  for the fiscal  year ending  December  31,  2000.

                                                                                FOR       AGAINST        ABSTAIN
6. To approve Amended and  Restated  Articles  of  Incorporation.

                                                                                FOR       AGAINST        ABSTAIN

8. To transact such other business as may properly come before the Meeting or any adjournment(s) thereof.


In their discretion, the proxies are authorized to vote on such other business as may properly come before the Special Meeting. A majority of the proxies present and acting at the Special Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

FIRST CLASS U.S. POSTAGE PAID PROXY TABULATOR


                          TRANSAMERICA LIFE COMPANIES
                             ANNUITY SERVICE CENTER
                         401 N. Tyron Street, Suite 700
                              Charlotte, NC 28202


LEXINGTON  EMERGING  MARKETS  FUND,  INC.               Meeting:  July 21, 2000
                                                                  AT 9AM VOTING
                                                                INSTRUCTION CARD

     This instruction card is being solicited by Transamerica Occidental Life Insurance Companies or Transamerica Life Insurance Company of New York ("Transamerica"), as a shareholder of the Lexington Emerging Markets Fund. The undersigned owners of a Distinct Assets variable annuity with account value allocated to the Lexington Emerging Markets Fund (Fund) hereby instructs Transamerica to vote in the manner indicated on the reverse side at the Special Meeting of Shareholders of the Fund to be held at Park 80 West Plaza Two, Saddle Brook, New Jersey at the date and time indicated above and at any adjournments thereof. The undersigned hereby acknowledges receipt of the enclosed Notice of Special Meeting and Proxy Statement. Every properly signed instruction card will be voted in the manner specified thereon and, in the absence of specification, will be treated as GRANTING authority to vote FOR all of the items on the reverse side.

                                                    PLEASE SIGN IN THE BOX BELOW

                                                    Date:______________________

                    Please sign exactly as your name appears on this instruction card. If joint owners, EITHER may sign the instruction card. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title.

                                                _______________________________
                                                Signature(s)